As filed with the Securities and Exchange Commission on June 7, 2000
                                                      Registration No. 333-68015
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                        Post-Effective Amendment No. 1 to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------


                               Henry Schein, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                   135 Duryea Road                  11-3136595
(State or other          Melville, New York  11747          (I.R.S. Employer
jurisdiction of               (516) 843-5500              Identification Number)
incorporation
or organization)
                               Stanley M. Bergman
                            Chairman, Chief Executive
                              Officer and President
                               Henry Schein, Inc.
                                 135 Duryea Road
                            Melville, New York 11747
                                 (516) 843-5500
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                                   Copies to:

 Robert A. Cantone, Esq.                         Michael S. Ettinger, Esq.
   Proskauer Rose LLP                        Vice President and General Counsel
     1585 Broadway                                  Henry Schein, Inc.
New York, New York  10036                            135 Duryea Road
     (212) 969-3000                             Melville, New York  11747
                                                     (516) 843-5500

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                          -----------------------------

This post-effective amendment is being filed for the purpose of removing from registration the 353,070 shares of Common Stock remaining unsold as of the date hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York on June 6, 2000.
                                     Henry Schein, Inc.



                                     By:             *
                                          --------------------------------------
                                              Stanley M. Bergman
                                              Chairman, Chief Executive Officer
                                              and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Capacity                   Date



            *               Chairman, Chief Executive
------------------------    Officer, President and Director
Stanley M. Bergman          (principal executive officer)         June 6, 2000


            *
------------------------    Executive Vice President and
James P. Breslawski         Director                              June 6, 2000



            *               Senior Vice President, Chief Fin.
------------------------    Officer and Director (principal
Steven Paladino             financial and accounting officer)     June 6, 2000


            *               Senior Vice President -
------------------------    Administration  and Customer
Gerald A. Benjamin          Satisfaction and Director             June 6, 2000



            *               Vice President - Human
------------------------    Resources, Special Counsel and
Leonard A. David            Director                              June 6, 2000

/s/ Mark E. Mlotek          Senior Vice President, Business
------------------------    Development, Secretary and
Mark E. Mlotek              Director                              June 6, 2000


            *
------------------------
Marvin H. Schein            Director                              June 6, 2000



*By: /s/ Mark E. Mlotek
     ----------------------
      Mark E. Mlotek
      Attorney-in-Fact

June 6, 2000